Exhibit 10(bz)
November 8, 2006
Ms. Patricia Kimball Fletcher
Avatar Holdings Inc.
201 Alhambra Circle
12th Floor
Coral Gables, FL 33134
Dear Ms. Fletcher:
     Reference is made to the following agreements, each between you (the “Employee”) and Avatar Holdings Inc. (the “Company”) and dated as of the date hereof:
1.	Employment Agreement (the “Employment Agreement”); and

2.	Restricted Stock Unit Award Agreement (the “RSU Award Agreement”) relating to the opportunity to receive 18,900 restricted stock units of the Company.
     Capitalized terms used herein but not otherwise defined have the meanings ascribed to such terms in the RSU Award Agreement.
     The Company hereby agrees that, upon December 31, 2009 (the “Effective Date”), if the Employee shall not have vested in the Units pursuant to the RSU Award Agreement on or before the Effective Date, then the Company shall make a lump sum payment to the Employee in an amount equal to $1,200,000 by wire transfer of immediately available funds to an account specified by the Employee in writing, such payment to be made as soon as practicable following the Effective Date; provided, however, that such payment may be delayed if the Company’s deduction with respect to such payment otherwise would be limited or eliminated by application of 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In such circumstance, the payment shall be made on the earlier of (i) the earliest date at which the Company reasonably anticipates that the deduction of such payment will not be limited or eliminated by application of section 162(m) of the Code and (ii) as soon as practicable following the Employee’s separation from service.
     This letter agreement shall be subject to, and governed by, the laws of the State of Florida applicable to contracts made and to be performed in the State of Florida, regardless of where the Employee is in fact required to work. This letter agreement may be executed in counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one and the same.
[Signature Page Follows]

     Please evidence your agreement with the foregoing by executing a copy of this letter agreement and returning it to Avatar.

Very truly yours, AVATAR HOLDINGS INC.
By:	/s/ Gerald D. Kelfer
	Name:	Gerald D. Kelfer
	Title:	Chief Executive Officer

Acknowledged and agreed to as of
the date first written above:

/s/ Patricia Kimball Fletcher
Patricia Kimball Fletcher